Exhibit 99.1

Dun & Bradstreet to Acquire Dun & Bradstreet Credibility Corporation in a
Combination that will Deliver Market Leading Solutions for Emerging Businesses

Short Hills, NJ and Los Angeles, CA – April 27, 2015 - Dun & Bradstreet (NYSE: DNB) and Dun & Bradstreet Credibility Corporation today announced the formation of a new division, Dun & Bradstreet Emerging Businesses, a combination of Dun & Bradstreet Credibility Corporation’s leading technology and data solutions with Dun & Bradstreet’s small and mid-sized business assets. The new division will create a powerful team representing Dun & Bradstreet in the marketplace and will leverage Dun & Bradstreet Credibility Corporation’s established track record and suite of products to serve the unique needs of emerging business customers. The transaction has been approved by both boards of directors and is expected to close during May of 2015, pending regulatory approval.

“We are excited about this transaction which we expect will further enable Dun & Bradstreet’s overall growth strategy, and quickly accelerate our presence and reach in the small and emerging business arena,” said Bob Carrigan, President, CEO and Director, Dun & Bradstreet. “In a short amount of time, Dun & Bradstreet Credibility has become the market leader in this area, turning its small business assets into an impressive and thriving business experiencing double-digit growth. This is an investment in our strategy that will transform the way we go to market, capture market share, and expand Dun & Bradstreet’s capabilities to deliver more sophisticated solutions to the diverse needs of this critical business sector.”

Tapping the strength of Dun & Bradstreet Credibility Corporation’s management team and business model, the combined expertise, technology assets and processes will improve the ways in which Dun & Bradstreet leverages existing products, develops new products, and incorporates leading B2B and business contact data into products.

“Dun & Bradstreet has the largest commercial database, and with this combination will add a valuable patent portfolio and technology intended to fuel future product development that serves the needs of companies of all sizes,” said Jeff Stibel, Chairman and CEO, Dun & Bradstreet Credibility Corporation. “By combining two highly successful and complementary teams within one global company, we will create significant value for our customers.”

After deal close, Stibel will assume the role of Vice Chairman, Dun & Bradstreet. His responsibilities will include heading this new division, running Hoover’s products globally, and working with senior leaders on strategy and business development worldwide.

“We have great respect for the strong business that Dun & Bradstreet Credibility management and its employees operate to serve emerging businesses,” said Josh Peirez, Chief Operating Officer, Dun & Bradstreet, to whom Dun & Bradstreet Emerging Businesses will report. “Small and mid-size businesses are the backbone of the American economy, and we are squarely focused on supporting the success of those businesses and the relationships they have with their customers, suppliers, and partners. The combination of our teams to create Dun & Bradstreet Emerging Businesses creates tremendous opportunity for our employees to deliver innovative products and services to the almost 28 million small and mid-size businesses in the U.S. and support the company’s ongoing global growth efforts.”

Dun & Bradstreet will purchase Dun & Bradstreet Credibility Corporation for $320 million in cash plus an earnout of up to $30 million if certain performance milestones are met through 2018. Since 2010, Dun & Bradstreet Credibility Corporation has more than doubled their revenue and in 2014 generated $135 million of revenue with an adjusted EBITDA margin of close to 20%.  The acquisition is expected to contribute approximately 4% of revenue growth to Dun & Bradstreet’s 2015 results and is expected to increase 2015 operating income by 2%, both before deal-related expenses including amortization, deal costs, and the impact of purchase accounting on deferred revenue, and including planned integration expenses.  The deal is expected to be neutral to 2015 adjusted earnings per share (EPS), due to interest expense associated with the expected debt financing for the transaction, and neutral to 2015 free cash flow. The transaction is expected to become accretive to Dun & Bradstreet’s adjusted EPS beginning in 2016.  For a discussion of the impact that the acquisition of Dun & Bradstreet Credibility Corporation has on Dun & Bradstreet’s 2015 guidance, see our Current Report on Form 8-K filed separately today.

Dun & Bradstreet’s management will discuss this acquisition at its previously announced first quarter 2015 earnings teleconference on Tuesday, May 5, 2015, at 8:00 a.m. Eastern Time.  A live webcast of the teleconference can be accessed on Dun & Bradstreet’s Investor Relations Website at http://investor.dnb.com. A replay will be available after the conclusion of the live call.

In 2010, Dun & Bradstreet divested its Self-Awareness Solutions business to Dun & Bradstreet Credibility Corporation, formed by private equity firm Great Hill Partners and current senior management, and entered into a data license partnership. As a separate entity, Dun & Bradstreet Credibility Corporation developed and expanded that business by making significant investments in technology, marketing and people, and transformed the business into a growing and thriving subscription business serving a wide range of companies.

ABOUT DUN & BRADSTREET CREDIBILITY CORPORATION

Dun & Bradstreet Credibility Corporation is the leading provider of business credit building and credibility solutions for businesses. The company helps businesses establish their credit with a D&B D-U-N-S® Number and provides the only business credit solution available to businesses looking to build, monitor, and impact their business credit and credibility. The company’s headquarters are in Los Angeles, CA with offices throughout the United States. For more information on the company, please visit www.DandB.com. Twitter: @DandB

ABOUT DUN & BRADSTREET

Dun & Bradstreet (NYSE: DNB) grows the most valuable relationships in business. By uncovering truth and meaning from data, we connect customers with the prospects, suppliers, clients and partners that matter most, and have since 1841. Nearly ninety percent of the Fortune 500, and companies of every size around the world, rely on our data, insights and analytics. For more about Dun & Bradstreet, visit DNB.com. Twitter: @DnBus

Forward-Looking and Cautionary Statements

The statements in this press release that do not relate to historical facts may be forward-looking statements. These include, without limitation, any statements related to financial guidance or strategic goals. Forward-looking statements are inherently uncertain and are subject to a number of risks and uncertainties that could cause actual results and outcomes to be materially different from those indicated by the forward-looking statements. These risks and uncertainties include, among others, (i) reliance on third parties to support critical components of our business model; (ii) our ability to protect our information technology infrastructure against cyber-attack and unauthorized access; (iii) risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws; (iv) customer demand for our products; (v) the successful implementation of our business strategy; (vi) the integrity and security of our global database and data centers; (vii) our ability to maintain the integrity of our brand and reputation and to successfully achieve our plan to modernize our Dun & Bradstreet brand; (viii) our ability to renew large contracts and the related revenue recognition and timing thereof; (ix) the impact of macro-economic challenges on our customers and vendors; (x) future laws or regulations with respect to the collection, compilation, storage, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information; (xi) our ability to acquire and successfully integrate other businesses, products and technologies; (xii) adherence by third-party members of our Dun & Bradstreet Worldwide Network, or other third parties who license and sell under the Dun & Bradstreet name, to our quality standards and to the renewal of their agreements with Dun & Bradstreet; (xiii) the effects of foreign and evolving economies, exchange rate fluctuations, legislative or regulatory requirements and the implementation or modification of fees or taxes to collect, compile, store, use, transfer cross-border and/or publish data; and (xiv) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis,” “Legal Proceedings” and elsewhere in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other reports or documents filed or furnished with the Securities and Exchange Commission. Dun & Bradstreet cautions that the foregoing list of important risk factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

Media contacts: Deborah McBride Dun & Bradstreet (973) 921-5714 mcbrided@dnb.com	Investors: Kathy Guinnessey Dun & Bradstreet (973) 921-5892 Kathy.guinnessey@dnb.com

Heather Herndon Dun & Bradstreet Credibility Corporation (310) 919-2290 hherndon@dandb.com